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                                  EXHIBIT 23.2

                      CONSENT OF PRICEWATERHOUSECOOPERS LLP



                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-8 of our audits of the consolidated financial statements of King Pharmaceuticals, Inc. as of December 31, 1997 and 1996 and for the years ended December 31, 1997, 1996 and 1995, which are included on Form S-1 (File No. 333-38753), pertaining to the 1997 Incentive and Nonqualified Stock Option Plan for Employees of King Pharmaceuticals, Inc., of our report dated April 2, 1998.



                                       PricewaterhouseCoopers LLP


                                       Greensboro, North Carolina
                                       January 5, 1999